Exhibit 99.1

Lantheus Appoints Julie Eastland as New Board Member

BEDFORD, Mass., September 5, 2024 (GLOBE NEWSWIRE) – Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced the appointment of Julie Eastland, an experienced biotechnology and financial executive, to Lantheus’ Board of Directors (“Board”), effective as of September 3, 2024. As an independent director, Ms. Eastland will serve as a member of the Board’s Audit Committee. Following the appointment of Ms. Eastland, the Board will be comprised of ten directors, eight of whom are independent.

“We are thrilled to welcome Julie Eastland to the Lantheus Board of Directors. Ms. Eastland’s extensive biotechnology expertise across finance, strategic planning, operations and transactions will be invaluable as we continue to grow and innovate,” said Mary Anne Heino, Chairperson of the Board of Lantheus. “Ms. Eastland’s proven track record of driving financial success and strategic initiatives aligns with our vision for the future and I am confident that Ms. Eastland’s insights and leadership will play a crucial role in guiding our company’s leadership in radiopharmaceuticals.”

“I am excited to join the Lantheus Board and work with such a talented and experienced team to support the company’s future initiatives,” said Ms. Eastland. “With its strong commitment to innovation and operational excellence, I am confident that we will continue to make significant strides in improving patient care and enhancing the lives of those we serve.”

Ms. Eastland is currently an independent director and chair of the audit committee of Dynavax Technologies Corporation (NASDAQ: DVAX) and an independent director of Veana Therapeutics, a privately held company. Ms. Eastland served as the Chief Executive Officer of Harpoon Therapeutics, a publicly traded company, from November 2021, and a member of its Board of Directors from October 2018, until its acquisition by Merck Sharpe & Dohme in March of 2024. Ms. Eastland previously served as Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, a privately-held genetics medicine company focused on delivery of novel, anti-viral lipid nanoparticles therapeutics for respiratory diseases. Prior to ReCode, she served as Chief Financial Officer and Chief Business Officer of Rainier Therapeutics; a private biopharmaceutical company focused on targeting FGFR3 in bladder cancer. Before Rainier, she was Chief Financial Officer and Chief Business Officer of Cascadian Therapeutics, a publicly traded company acquired by Seattle Genetics in 2018. Prior to Cascadian, Ms. Eastland served as Chief Financial Officer and Vice President of Finance and Operations of VLST Corporation, a privately held biotechnology company, and held various financial and strategic management positions at publicly traded biotechnology companies including Dendreon and Amgen. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “continue,” “execute,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, External Communications

646-975-2533

media@lantheus.com